ISCO International Announces March 17, 2006 Investor Call

ELK GROVE VILLAGE, IL -- 03/15/2006 -- ISCO International, Inc. (AMEX: ISO), a leading global supplier of radio-frequency management and interference-control systems for the wireless telecommunications industry, provided conference call information today.

Investor Call

ISCO regrets the audio difficulty that occurred during the Q&A portion March 14th conference call. As a number of investors were unable to ask their questions, a new call has been set for Friday, March 17th at 4:30 pm eastern.

To participate in the call domestically, dial 1-800-525-6384. International callers should dial 1-780-409-1668. The conference name is "ISCO." The call will be replayed for 30 days at 1-800-677-8546 (or 1-402-220-1452 for international callers), with a pass code of 6711653#.

Following opening comments, a short question and answer session will be held. Participants are asked to dial in 10 minutes prior to the beginning of the call. The call will be webcast live and then archived for 30 days. ISCO will provide a link to the call on its web site (www.iscointl.com) for both the live and archived versions. A copy of the webcast link will be provided at www.iscointl.com and is copied below.

Webcast: http://www.b2i.us/external.asp?b=826&id=23129&from=du&L=e

Web site: http://www.iscointl.com

CONTACT:
Mr. Frank Cesario,
PHONE: 847-391-9492
INTERNET: iscoir@iscointl.com